Exhibit 1.01

Brightstar Lottery PLC
Conflict Minerals Report
For the Year Ended December 31, 2025

This Conflict Minerals Report (this “Report”) of Brightstar Lottery PLC, a public limited company organized under the laws of England and Wales (the “Company”), for the year ended December 31, 2025, is presented to comply with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Unless otherwise indicated or the context otherwise requires, as used in this Report, the terms “we,” “us,” and “our” refer to the Company and its subsidiaries.

Glossary of terms

As used in this Report:

•“3TG” means any of tantalum, tin, tungsten, or gold.

•“Conflict Minerals” means columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives; or any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in any of the Covered Countries.

•"CMRT" means the Conflict Minerals Reporting Template

•“Covered Countries” means the DRC and the adjoining countries.

•“Covered Products” means our manufactured or contracted for manufacture land-based machine products.

•“DRC” means the Democratic Republic of the Congo.

•“EICC” means the Electronic Industry Citizenship Coalition, membership of which is open to companies that manufacture or contract the manufacture of electronic goods or of products in which electronics are essential.

•“GeSI” means the Global e-Sustainability Initiative launched on June 5, 2001, during the World Environment Day in Turin, Italy.

•“IGT Gaming” means the Company’s Gaming & Digital segment as of immediately prior to the time of the announcement of the sale.

•“OECD” means the Organization for Economic Cooperation and Development.

•“OECD Guidance” means the due diligence Guidance issued by the OECD for responsible supply chains of minerals from conflict-affected and high-risk areas.

•“RBA” means Responsible Business Alliance. The Responsible Business Alliance is the world’s largest industry coalition dedicated to corporate social responsibility in global supply chains.

•“RCOI” means a reasonable country of origin inquiry.

•“Reporting Period” means the year ended December 31, 2025.

•“RMAP” means Responsible Minerals Assurance Process developed by RBA to enhance company capability to verify the responsible sourcing of metals.

•“RMAP-Conformant Smelters” means RMAP registered smelters/refineries whose sourcing of Conflict Minerals (and, specifically, of 3TG) is RMAP-conformant.

•“RMI” means the Responsible Minerals Initiative founded by members of the EICC and GeSI.

•“SEC” means the U.S. Securities and Exchange Commission.

•"Supplier" means a third-party vendor or supplier of necessary components in the manufacturing of Covered Products.

Pursuant to the Rule, and as further described below, we undertook due diligence measures on the source and chain of custody of Conflict Minerals (and, specifically, of 3TG) contained in Covered Products where we had reason to believe such Conflicts Minerals may have originated from Covered Countries and may not have come from recycled or scrap sources.

SEC Final Rule on Conflict Minerals

The Rule was adopted by the SEC to implement reporting and disclosure requirements related to Conflict Minerals as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.  The Rule imposes certain reporting obligations on SEC registrants who manufacture or contract for manufacture products that contain Conflict Minerals which are necessary in the production or for the functionality of those products. For products that contain Conflict Minerals, the registrant must conduct in good faith a reasonable country of origin inquiry reasonably designed to determine whether any of the Conflict Minerals originated in any of the Covered Countries or are from recycled or scrap sources.

1.              Company and Product Overview

The Company is a global leader in lottery focused on innovation and forward-thinking strategies and solutions, building on its renowned expertise in delivering secure technology and producing reliable, comprehensive solutions for its customers. As a pure-play global lottery company, its best-in-class lottery operations, retail and digital solutions, and award-winning lottery games enable its customers to achieve their goals, responsibly entertain players, and distribute meaningful benefits to communities. The Company has a well‑established local presence and is a trusted partner to governments and regulators around the world, creating value by adhering to the highest standards of service, integrity and responsibility.

The Company operates and provides an integrated portfolio of innovative lottery solutions, including lottery management services and instant lottery systems. The Company operates a worldwide land-based lottery and iLottery business, including sales, operations, product development, technology, and support, and is a leading iLottery platform provider globally. The Company is supported by central corporate support functions including finance, people and culture, legal, corporate communications, and strategy and corporate development.

During 2025, the Company completed its transformation into a pure-play global lottery operator following the sale of IGT Gaming on July 1, 2025. This report therefore reflects the operations of the Company including IGT Gaming for the period prior to July 1, 2025, and the Company as a pure-play global lottery company for the period from that date forward.

Based upon our internal assessment, the Rule applies to the materials used in Covered Products. However, the Company does not manufacture or contract for manufacture the hardware installed within our systems technology products, and the policies and procedures described in this Report have not been applied to our systems technology products.

We recognize that the use of Conflict Minerals (and, specifically, of 3TG) is necessary in the production or for the functionality of the Covered Products. We seek to ensure that any Conflict Minerals (and, specifically, any 3TG) within the manufacturing process for our Covered Products that originate from the Covered Countries are RMAP-conformant. In furtherance of the foregoing, we have implemented policies and procedures to comply with the Rule requirements, including a Conflict Minerals Policy (the "Policy").

2.              Conflict Minerals Diligence Program and Due Diligence Process

The Company maintains various due diligence policies, procedures and controls to support compliance with the Rule (collectively, the "Conflict Minerals Compliance Program"). The due diligence program we employ to identify and trace Conflict Minerals (and, specifically, 3TG) in our supply chain for Covered Products aligns with the procedures and tools provided by the EICC, the GeSI, and the OECD.  For the Reporting Period, we requested that Suppliers whose products contain Conflict Minerals (and, specifically, 3TG) submit information to us using the CMRT. The CMRT is a standardized reporting template developed by the RMI that facilitates the transfer of information through the supply chain regarding mineral country of origin and smelters and refiners being utilized. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide minerals to a Supplier's supply chain.  It includes questions regarding: (i) the Supplier's RMAP-conformant policy and due diligence efforts; (ii) the Supplier's engagement with its direct suppliers, including a listing of the smelters used by the Supplier and its sub-suppliers; and (iii) the origin of Conflict Minerals (and, specifically, of 3TG) included in Suppliers’ products.

As communicated to our Suppliers in our Supplier Code of Conduct (the "Code"), we expect that our Suppliers have adopted a Conflict Minerals policy to reasonably assure the Company that any Conflict Minerals (and, specifically, 3TG) contained within the products they manufacture are RMAP-conformant. We expect that our Suppliers have established and implemented an appropriate due diligence program to ensure RMAP-conformance across their supply chains, and our Suppliers are expected to report the results of their due diligence efforts to us on at least an annual basis.  The Company reviews all CMRT responses and maintains records of our due diligence activities, including all communications with Suppliers. We expect Suppliers to take similar measures with their sub-suppliers to ensure alignment throughout the supply chain.

We expect confirmation from Suppliers that they have adopted a Conflict Minerals policy and are following such a policy in all material respects. The Company retains the right to utilize alternate Suppliers if a Supplier is unwilling or unable to meet our expectations. We also expect that our Suppliers report to us their due diligence efforts for identifying the supply chain of Conflict Minerals (and, specifically, of 3TG) within their process as well as their findings, and we retain the right to conduct enhanced diligence of certain Suppliers to ensure consistency with our Policy and Supplier requirements.

The Conflicts Minerals Compliance Program has been developed with consideration of the third edition of the OECD Guidance and the related supplements for Conflict Minerals. Specific procedures include defining Suppliers that supply Conflict Minerals, identifying risks, communicating Supplier responsibilities, utilizing a cross-functional team, collecting necessary information and maintaining records of activity, responses and conclusions.

Suppliers are responsible for reporting due diligence efforts to the Company by completing and submitting the CMRT and a Conflict Minerals policy to us on at least an annual basis. In connection with the foregoing, the Company has established a cross-functional team to manage the Conflict Minerals Compliance Program, which includes:

•Identifying which Suppliers either directly provide Conflict Minerals or provide products to us containing Conflict Minerals (and, specifically, 3TG);
•Distribution of a Conflict Minerals letter, a copy of the Code and a link to the RMI form to all Suppliers deemed in scope;
•Tracking which Suppliers have responded to requests to complete the CMRT, as well as retention of the Suppliers’ completed CMRT and Conflict Minerals policies;
•Reviewing all communications and responses from Suppliers and completing further due diligence by asking follow up questions of Suppliers with missing or inconsistent responses, if warranted;
•Maintaining smelter information from Suppliers and checking smelter identifications against the lists of RMAP-Conformant Smelters available at www.conflictfreesourcing.org and in the CMRT; and
•Reporting to management annually with respect to the Company's due diligence and compliance obligations.

3.              Description of Due Diligence Measures Performed

Below is a description of the measures we performed for the Reporting Period to exercise due diligence on the source and chain of custody of Conflict Minerals (and, specifically, of 3TG) contained in the Covered Products that we had reason to believe may have originated from the Covered Countries and may not have come from recycled or scrap sources.

To identify relevant Suppliers subject to due diligence, we reviewed 95 Suppliers representing in the aggregate 95% of our 2025 spend on materials. Starting with that population of Suppliers, we removed those Suppliers deemed out of scope. Suppliers were determined to be out of scope if the materials purchased from them either: (i) did not contain Conflict Minerals (and, specifically, 3TG); (ii) were not contracted to manufacture; or (iii) were not included in any of the Covered Products. If any uncertainty remained as to the potential inclusion of any Conflict Minerals in materials purchased from a Supplier for the Covered Products, the Supplier was considered in scope. As a result of this review, we identified 81 Suppliers in scope and 14 Suppliers out of scope, and the 81 Suppliers found in scope were subject to further due diligence.

We surveyed the 81 Suppliers in scope using the CMRT, requesting that each submit information requested by the CMRT and provide a copy of their Conflict Minerals policy. We continued to follow up with the in-scope Suppliers through subsequent requests until April 28, 2026. The responses included 22 EICC/GeSI declarations and 3 Conflict Minerals policies.  Twenty-two (22) Suppliers provided smelter documentation. Among the Suppliers providing smelter documentation, 474 smelters were identified, of which 355 are RMAP-Conformant Smelters. The remaining 122 smelters identified are not currently verified as RMAP-Conformant Smelters. Please refer to Appendix A for additional information regarding smelter names, country location and mineral.

We do not have a direct relationship with smelters and refiners, nor do we perform direct audits of these smelters and refiners that provide us with Conflict Minerals (and, specifically, with 3TG) through our supply chain. We rely upon our direct Suppliers (and their sub-suppliers) as well as industry efforts, such as EICC and RMI, to influence smelters and refineries to become RMAP-Conformant Smelters.

4.              Reasonable Country of Origin Inquiry (RCOI)

In connection with the RCOI, we determined that it may take time for some of our Suppliers to verify the origin of Conflict Minerals (and, specifically, of 3TG) they supply directly or indirectly to us for use in our products, as those Suppliers source materials from many sub-suppliers. Further, as part of the RCOI process, we adopted the RMI industry approach and traced back the origin of

Conflict Minerals (and, specifically, of 3TG) by identifying smelters, refineries or recyclers and scrap supplier sources. We used the RMI and its RMAP to trace the mine of origin of Conflict Minerals (and, specifically, of 3TG) in materials used by our Suppliers at the enterprise level. Many Suppliers submitted CMRT responses encompassing their entire supply chains, rather than focusing only on components incorporated into the Covered Products. Although some smelters reported might not be providing material for the Covered Products, we have listed each smelter identified by our Suppliers on Appendix A. The RMAP audits smelters and refineries to ensure that all RMAP-Conformant Smelters only use ores that are Covered Countries-conflict free.

The results of our RCOI are set forth in Appendix A. Fourteen (14) of the Suppliers that provided smelter documentation to us indicated that the Conflict Minerals (and, specifically, the 3TG) supplied to them did not originate from any smelters located in any of the Covered Countries. Eight (8) of the Suppliers that provided smelter documentation to us reported sourced Conflict Minerals (and, specifically, sourced 3TG) from smelters located in Covered Countries, as listed in Appendix A below. One (1) Supplier indicated that gold was supplied to them from African Gold Refinery, located in Uganda, which is a Covered Country. Two (2) Suppliers indicated that tin was supplied to them from Luna Smelter, Ltd., in Rwanda which is a Covered Country. Four (4) Suppliers indicated that Tantalum was supplied to them from PowerX, Ltd. located in Rwanda, which is a Covered Country. One (1) Supplier indicated that Tin was supplied to them from Mining Minerals Resources SARL in the DRC which is a Covered Country. Luna Smelter Ltd, Mining Minerals Resources SARL and PowerX, Ltd. are currently verified as RMAP-Conformant Smelters.  African Gold Refinery is not currently verified as a RMAP-Conformant Smelter. The Suppliers that sourced Conflict Minerals from non-RMAP-Conformant Smelters did not confirm whether any of the gold, tin or tantalum supplied to them was included in Covered Products supplied to us during the Reporting Period. Gold, tin, and tantalum are included in most of our Covered Products and are sourced from multiple Suppliers. We are unable to trace, without unreasonable effort, which of the Covered Products included gold, tin or tantalum from these Suppliers during the Reporting Period. As a result, we are unable to reliably determine whether any of the necessary Conflict Minerals in the Covered Products originated in the Covered Countries or whether such Conflict Minerals were entirely from recycled or scrap sources or were from other conflict-free sources.

5. Cautionary Statement Regarding Forward-Looking Statements

This report may contain forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its consolidated subsidiaries and other matters. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, actions, and regulatory requirements based on current beliefs of the management of the Company as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “shall," “continue,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or the negative or other variations of them. These forward-looking statements speak only as of the date on which such statements are made and are subject to various risks and uncertainties, many of which are outside the Company’s control. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may differ materially from those predicted in the forward-looking statements and from past results, performance, or achievements. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include (but are not limited to) the factors and risks described in the Company’s annual report on Form 20-F for the financial year ended December 31, 2025 and other documents filed from time to time with the SEC, which are available on the SEC’s website at www.sec.gov and on the investor relations section of the Company’s website at www.brightstarlottery.com. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements. You should carefully consider these factors and other risks and uncertainties that affect the Company’s business. All forward-looking statements contained in this Report are qualified in their entirety by this cautionary statement. All subsequent written or oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by this cautionary statement.

Appendix A

Tantalum	5D Production OU	ESTONIA
Gold	8853 S.p.A.	ITALY
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Tungsten	ACL Metais Eireli	BRAZIL
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery*	UGANDA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tantalum	AMG Brasil	BRAZIL
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Tungsten	Artek LLC	RUSSIA
Gold	ASAHI METALFINE, Inc.	JAPAN

Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Tin	Aurubis Beerse	BELGIUM
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	Boliden Ronnskar	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY

Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	China Yunnan Tin Co Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Gold	Coimpa Industrial LTDA	BRAZIL
Tin	Conecsus LLC	UNITED STATES
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMITIRES
Gold	DODUCO Contacts and Refining GmbH	GERMANY

Tin	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA
Gold	Dongwu Gold Group	CHINA
Gold	Dowa	JAPAN
Tin	Dowa	JAPAN
Tin	DS Myanmar	MYANMAR
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Tantalum	Duoluoshan	CHINA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Tin	Estanho de Rondonia S.A.	BRAZIL
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Tantalum	FIR Metals & Resource Ltd.	CHINA
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Gold	Gasabo Gold Refinery Ltd	RWANDA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA

Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY

Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	KEMET de Mexico	MEXICO
Tungsten	Kenee Mining Corporation Vietnam	VIET NAM
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAO PEOPLE'S DEMOCRATIC REPUBLIC
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	L'azurde Company For Jewelry	SAUDI ARABIA

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Tantalum	LSM Brasil S.A.	BRAZIL
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)
Gold	LT Metal Ltd.	KOREA (REPUBLIC OF)
Tin	Luna Smelter, Ltd.	RWANDA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Tungsten	Masan High-Tech Materials	VIET NAM
Gold	Materion	UNITED STATES OF AMERICA
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA

Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tin	Mineracao Taboca S.A.	BRAZIL

Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tantalum	Molycorp Silmet A.S.	ESTONIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Gold	Nihon Material Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION

Tantalum	NPM Silmet AS	ESTONIA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Gold	Planta Recuperadora de Metales SpA	CHILE
Tin	Pongpipat Company Limited	MYANMAR
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	PowerX Ltd.	RWANDA
Tin	Precious Minerals and Smelting Limited	INDIA

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Arsed Indonesia	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Gold	Royal Canadian Mint	CANADA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tungsten	S.P.T. spol.s r.o.	CZECHIA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Safina a.s.	CZECHIA
Gold	Sai Refinery	INDIA
Gold	Sam Precious Metals	UNITED ARAB EMIRATES
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyería Platería S.A.	SPAIN

Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tin	Soft Metais Ltda.	BRAZIL
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Super Ligas	BRAZIL
Gold	T.C.A S.p.A	ITALY
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tantalum	Taki Chemical Co., Ltd.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tin	Thaisarco	THAILAND
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA (REPUBLIC OF)
Tungsten	Tungamoy Metals Inc.	KOREA (REPUBLIC OF)
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Gold	WEEEREFINING	France
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Gold	WIELAND Edelmetalle GmbH	GERMANY
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tin	Woodcross Smelting Company Limited	UGANDA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Gold	Yokohama Metal Co., Ltd.	JAPAN
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA

Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Gold	Zhao Yuan Gold Mine	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

* Certain Suppliers (the “AGR Sourced Suppliers”) reported that they have sourced Conflict Minerals from African Gold Refinery (“AGR”), that was sanctioned by the United States Department of Treasury, Office of Foreign Assets Control on March 17, 2022. Because many of our Suppliers, including the AGR Sourced Suppliers, submitted company level reporting templates which only include aggregate data, we are unable to reliably confirm if any Covered Products supplied to us during the Reporting Period include gold, tin or tantalum sourced from AGR. The Company is in communication with the AGR Sourced Suppliers to consider whether sourcing Conflict Minerals from AGR can be avoided or substantially reduced going forward.

Appendix B

Possible Countries of Origin of Conflict Minerals Include

ANDORRA	NETHERLANDS
AUSTRALIA	NEW ZEALAND
AUSTRIA	NORTH MACEDONIA
BELGIUM	NORWAY
BOLIVIA (PLURINATIONAL STATE OF)	PERU
BRAZIL	PHILIPPINES
CANADA	POLAND
CHILE	PORTUGAL
CHINA	RUSSIAN FEDERATION
COLOMBIA	RWANDA
CZECHIA	SAUDI ARABIA
ESTONIA	SINGAPORE
FINLAND	SOUTH AFRICA
FRANCE	SPAIN
GERMANY	SUDAN
GHANA	SWEDEN
INDIA	SWITZERLAND
INDONESIA	TAIWAN
ITALY	TAIWAN, PROVINCE OF CHINA
JAPAN	THAILAND
KAZAKHSTAN	TURKEY
KOREA, REPUBLIC OF	UGANDA
KYRGYZSTAN	UNITED ARAB EMIRATES
LITHUANIA	UNITED STATES OF AMERICA
MALAYSIA	UZBEKISTAN
MAURITANIA	VIET NAM
MEXICO	ZAMBIA
MYANMAR	ZIMBABWE